                                                                   EXHIBIT 10.2

                 FOURTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Fourteenth Amendment to Employment Agreement is made and entered into as of January 1, 2000, by and between Robert Half International Inc. (formerly Boothe Financial Corporation), a Delaware corporation,
("Corporation") and Harold M. Messmer, Jr. ("Officer").

     1. The Employment Agreement dated as of October 2, 1985, as amended, between Corporation and Officer (the "Employment Agreement") is hereby amended as follows:

     a. Section 2.1(d) is amended to delete "30 days following a Change in Control" and insert, in lieu thereof, "one year following a Change in Control".

     b. Section 4.1 is amended to delete "plus an equal amount in lieu of bonus" and insert, in lieu thereof, "plus an amount equal to the annual cash bonus paid (or to be paid) to Officer with respect to the last full calendar year completed prior to the Termination".

     c. Section 4.6 is amended to delete "the later to occur of (a) Officer's 55th birthday or (b) the 20th anniversary of Officer's first day of service with the Corporation as a director or full-time employee" and insert, in lieu thereof, "January 1, 2000".

     2. In all other respects, the Employment Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the day and year first written above.


                              ROBERT HALF INTERNATIONAL INC.


                              By /s/ M. Keith Waddell
                                ----------------------------
                                   M. Keith Waddell
                                   Vice Chairman


                               /s/ Harold M. Messmer, Jr.
                              ------------------------------
                                   Harold M. Messmer, Jr.